UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2022 (August 8, 2022)

Ensysce Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38306	82-2755287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7946 Ivanhoe Avenue, Suite 201 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

(858) 263-4196

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ENSC	The Nasdaq Stock Market LLC
Warrants to purchase one share of Common Stock	ENSCW	OTC Pink Open Market

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K filed July 6, 2022, on June 30, 2022, Ensysce Biosciences, Inc. (“Ensysce” or the “Company”) entered into a Securities Purchase Agreement (the “SPA”) for an aggregate financing of $8.0 million with institutional investors. At the first closing under the SPA, which occurred on June 30, 2022, the Company issued to the investors (i) senior secured convertible promissory notes in the aggregate principal amount of $4.24 million for an aggregate purchase price of $4 million (collectively, the “Notes”) and (ii) warrants (collectively, the “Warrants”) to purchase 4,667,890 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in the aggregate.

At a second closing under the SPA, which occurred on August 8, 2022 (“Second Closing”) , the Company issued to the institutional investors referenced above, (i) Notes in the aggregate principal amount of $4.24 million for an aggregate purchase price of $4 million and (i) Warrants to purchase 4,667,890 shares of the Common Stock in the aggregate.

At the Second Closing, the parties entered into a Letter Agreement which modified a prior letter agreement dated June 30, 2022 (“Second Letter Agreement”). Among other matters, the parties to the Second Letter Agreement (i) reduced the Conversion Price for the remaining balance of the Company’s outstanding 2021 Senior Secured Convertible Notes from $0.78 to $0.35 for the period from the Second Closing until October 1, 2022, and (ii) agreed to register any additional shares of Common Stock required to give the buyers registered shares upon conversion of the Senior Secured Convertible Notes. Concurrently, purchasers agreed that the 2021 Senior Secured Convertible Notes would not be due and payable until October 10, 2022, at which time they must be satisfied with cash.

The Notes, subject to an original issue discount of six percent (6%), have a term of eighteen months and accrue interest at the rate of 6.0% per annum. The Notes are convertible into the Common Stock, at a per share conversion price equal to $0.5450, a 10% premium to the average price of the Common Stock for the three trading days prior to the first closing under the SPA. Under the Notes issued June 30, 2022, commencing on September 29, 2022 and continuing monthly on the first day of each month beginning November 1, 2022, the Company is obligated to redeem one fifteenth (1/15th) of the original principal amount under the applicable Note, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the holder of such Note. Under the Notes issued August 8, 2022, commencing on November 1, 2022 and continuing monthly on the first day of each month beginning December 1, 2022, the Company is obligated to redeem one fifteenth (1/15th) of the original principal amount under the applicable Note, plus accrued but unpaid interest, liquidated damages and any other amounts then owing to the holder of such Note. The Company may elect to pay all or part of the redemption amount in cash with a premium of eight percent or in conversion shares of Common Stock based on a conversion price equal to the lesser of (i) the conversion price and (ii) 92% of the average of the three lowest VWAPs (as defined in the SPA) during the ten (10) consecutive trading days ending on the trading day that is immediately prior to the applicable redemption date, but in no event may the Company pay the redemption amount in conversion shares of Common Stock unless the conversion price is at least equal to $0.1003 and certain equity conditions are satisfied.

The Warrants have an exercise price of $0.7085, a 30% premium to the conversion price and are exercisable for five years following issuance. The Company issued, to the purchasers signatory to the SPA, Warrants to purchase up to a number of shares of Common Stock equal to sixty percent (60%) of the shares of Common Stock issuable to each purchaser under the SPA upon conversion of the Note such purchaser held on each of the first and second closing dates under the SPA.

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The Company has registered with the Securities and Exchange Commission (the “SEC”) the resale of the shares of Common Stock issuable upon conversion of the Notes as well as the shares of Common Stock issuable upon the exercise of the Warrants pursuant to the Registration Rights Agreement, dated June 30, 2022, by and among the Company and the purchasers signatory to the SPA. The second closing occurred on the 2nd trading day after the registration statement was declared effective by the SEC.

The Notes contain certain covenants, and events of default and triggering events, respectively, which would require repayment of the obligations outstanding pursuant to such instruments. The obligations of the Company pursuant to the Notes are (i) secured by all assets of the Company and all subsidiaries of the Company pursuant to the Security Agreement and Patent Security Agreement, each dated June 30, 2022, by and among the Company, the subsidiaries of the Company and the holders of the Notes and (ii) guaranteed jointly and severally by the subsidiaries of the Company pursuant to the Subsidiary Guarantee, dated June 30, 2022, by and among the Company, the subsidiaries of the Company and the purchasers signatory to the SPA.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes and the Warrants were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure.

On August 9, 2022, we issued a press release announcing the financing transaction described in this Current Report on Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information under this Item 8.01, including Exhibit 99.1, is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance, and other factors as discussed in the Company’s filings with the SEC. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports the Company files with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” The Company does not undertake any duty to update any forward-looking statement except as required by law.

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Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.6	Form of Senior Secured Convertible Promissory Note issued by the Company on August 8, 2022 pursuant to and in accordance with the Securities Purchase Agreement
4.7	Form of Common Stock Purchase Warrant issued by the Company on August 8, 2022 pursuant to and in accordance with the Securities Purchase Agreement
10.1*	Securities Purchase Agreement, dated June 30, 2022, by and among the Company and the purchasers signatory thereto.
10.2*	Registration Rights Agreement, dated June 30, 2022, by and among the Company and the parties signatory thereto.
10.3*	Subsidiary Guarantee, dated June 30, 2022, by and among the Company and the purchasers signatory thereto.
10.4*	Security Agreement, dated June 30, 2022, by and among the Company, EBI OpCo, Inc., Covistat, Inc. and the other parties signatory thereto.
10.5*	Patent Security Agreement, dated June 30, 2022, by and among the Company, EBI OpCo, Inc., Covistat, Inc. and the other parties signatory thereto.
10.6	Letter Agreement dated August 8, 2022, by and among the Company and three other signatories thereto.
99.1	Press Release, dated August 9, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Incorporated by reference to the identically numbered exhibit in the Current Report on Form 8-K filed by the Company on July 6, 2022.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2022

Ensysce Biosciences, Inc.

By:	/s/ Lynn Kirkpatrick
Name:	Dr. Lynn Kirkpatrick
Title:	President and Chief Executive Officer

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